Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (herein called the “Amendment”) dated as of May 12, 2009, is among WARREN RESOURCES, INC., a Maryland corporation (“Borrower”), GE BUSINESS FINANCIAL SERVICES INC., FKA Merrill Lynch Business Financial Services Inc., as administrative agent (in such capacity, “Administrative Agent” and individually as a “Lender”), and the financial institutions or other entities from time to time party to the Credit Agreement referred to below (collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of November 19, 2007 (as from time to time supplemented, amended, or restated, the “Original Agreement”), pursuant to which Lenders have made certain extensions of credit available to Borrower; and for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS AND REFERENCES

Section 1.1.    Terms Defined in the Original Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2.    Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this First Amendment to Amended and Restated Credit Agreement.

“Amendment Documents” means this Amendment, the Consent and Agreement of the Guarantors relating to this Amendment and all other documents or instruments delivered in connection herewith or therewith.

“Credit Agreement” means the Original Agreement as amended hereby.

ARTICLE II

AMENDMENTS AND BORROWING BASE

Section 2.1.    Definitions.

(a)           The following definitions in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

“Base Rate” means, for any day, a rate per annum equal to the highest of the following:

(a)     the rate last quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s largest banks” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate, or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent);

(b)     the sum of (i) the Federal Funds Rate, plus (ii) 3% per annum;

(c)     the sum of (i) the LIBOR that would be determined as of such day for a LIBOR Loan having an Interest Period of three months, plus (ii) the excess of the LIBOR Margin for LIBOR Loans over the Base Rate Margin for Base Rate Loans, in each instance, as of such day.

“Overadvance” means, during the Overadvance Period, the amount by which the Revolving Loan Outstandings exceed the Borrowing Base.

“Overadvance Amount” means, for any Borrowing Base Period within the Overadvance Period, the amount, if any, determined pursuant to Section 2.16(e) and as such amount may be reduced from time to time pursuant to Section 2.3(d).

“Pricing Table” means the following table:

		Revolving Loans and all other Obligations
Tier Level	Borrowing Base Utilization	LIBOR Margin	Base Rate Margin	Commitment Fee
1	Greater than or equal to 90%	3.50%	2.25%	0.500%
2	Greater than or equal to 75%, but less than 90%	3.25%	2.00%	0.500%
3	Greater than or equal to 50%, but less than 75%	3.00%	1.75%	0.500%
4	Less than 50%	2.75%	1.50%	0.500%

Notwithstanding the foregoing and notwithstanding the actual Borrowing Base Utilization on any day, from and following May 12, 2009 until the later to occur of (i) November 12, 2009 or (ii) the date on which the Permitted Second Lien Debt is retired, Revolving Loans and other Obligations shall accrue interest at “Tier Level 1” rates as set forth in the Pricing Table.

(b)           The following definitions are hereby added to Section 1.1 of the Original Agreement in alphabetical order to read as follows:

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (i) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (ii) notified the Borrower, the Administrative Agent, the LC Issuer or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (iii) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (iv) (A) become or is insolvent or has a parent company that has become or is insolvent or (B) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Permitted Second Lien Debt” means Debt in respect of notes (whether issued under a definitive loan agreement or indenture) issued by Borrower from time to time (including guarantees thereof by its Restricted Subsidiaries), that complies with all of the following requirements:

(a)           such Debt is issued prior to November 12, 2009;

(b)           the aggregate principal amount of such Debt does not exceed $30,000,000;

(c)           no scheduled payment of principal, scheduled mandatory redemption or scheduled sinking fund payment of such Debt is due on or before April 19, 2013; provided that such Debt may be prepaid in connection with a refinancing thereof with other Debt which is permitted by this Agreement;

(d)           payments of interest on such Debt are not due more frequently than once each calendar quarter;

(e)           the financial covenants governing such Debt are no more restrictive with respect to the Restricted Persons than the financial covenants under this Agreement and all of the covenants and events of default governing such Debt are not, taken as a whole, materially more restrictive with respect to the Restricted Persons than the covenants and Events of Default under this Agreement;

(f)            on each date on which such Debt is issued (in this definition, a “Date of Issuance”) and immediately after giving effect to such Debt, Borrower is in compliance on a pro forma basis with the financial covenants in Article 6 of this Agreement, calculated for the most recent fiscal quarter or four consecutive fiscal quarters, as applicable, for which the financial statements described in Sections 4.1 (a) and (b) are available to Lenders;

(g)           no Default or Event of Default exists on the Date of Issuance or will occur as a result of the issuance of the notes evidencing such Debt;

(h)           if such Debt is secured by Liens, such Liens are second, junior and subordinate to the Liens securing the Obligations on the terms referred to in Section 5.2(h);

(i)            such Debt is not guaranteed by any Person who is not a Guarantor of all of the Obligations and is not secured by any Lien on property which is not subject to prior Lien securing the Obligations; and

(j)            Borrower shall have delivered to Administrative Agent a certificate in reasonable detail and satisfactory to the Administrative Agent reflecting compliance with the foregoing requirements.

Section 2.2.    Letters of Credit and Letter of Credit Fees.  Section 2.9 of the Original Agreement is hereby amended by adding a new subsection (g) at the end thereof to read as follows:

“(g)         Defaulting Lenders.  If  any Letter of Credit Liabilities exist while a Lender is a Defaulting Lender, the Borrower shall, within one Business Day following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s Pro Rata Share of the Letter of Credit Liabilities in accordance with the procedures set forth in Section 2.9(e) for so long as such Letter of Credit Liabilities are outstanding.”

Section 2.3.    Debt.  Section 5.1 of the Original Agreement is hereby amended by deleting the word “and” at the end of clause (l), deleting the period at the end of clause (m), substituting “; and” therefor, and adding a new subsection (n) to read as follows:

“(n)         Permitted Second Lien Debt.”

Section 2.4.    Liens.  Section 5.2 of the Original Agreement is hereby amended by deleting the word “and” at the end of clause (f), deleting the period at the end of clause (g), substituting “; and” therefor, and adding a new subsection (h) to read as follows:

“(h)         Liens securing Permitted Second Lien Debt, which are second, junior and subordinate to the Liens securing the Obligations on terms acceptable to each of the Lenders, as set forth in an intercreditor agreement among the holders of Permitted Second Lien Debt or an agent acting on behalf of such holders, Administrative Agent and Borrower, in form and substance acceptable to each of the Lenders.”

Section 2.5.    Borrowing Base.  Section 2.16 of the Original Agreement is hereby amended by (i) renaming subsections (d), (e), and (f) thereof as subsections (e), (f), and (g), respectively, and (ii) adding the following new subsection (d) thereto immediately following subsection (c) thereof to read as follows:

“(d)         Reduction of Borrowing Base Upon Issuance of Permitted Second Lien Debt.  Notwithstanding anything to the contrary contained herein, in the event that Borrower issues Permitted Second Lien Debt, on the date of each issuance thereof the Borrowing Base then in effect shall be reduced by an amount equal to thirty-three and one-third percent (33 1/3%) of the stated principal amount of the Permitted Second Lien Debt so issued.  The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon such date of issuance and shall remain in effect until the next date as of which the Borrowing Base is redetermined pursuant to this Agreement.”

Section 2.6.    Borrowing Base and Overadvance Amount.  On the Effective Date (as defined herein) of this Amendment, the Borrowing Base shall be $120,000,000 and the Overadvance Amount shall be zero.  Such Borrowing Base and Overadvance Amount shall be applicable until the next determination of the Borrowing  Base or the Overadvance Amount.

ARTICLE III

CONDITIONS OF EFFECTIVENESS

Section 3.1.    Conditions to Effectiveness of Amendment. This Amendment shall become effective (the date such conditions are so satisfied herein called the “Effective Date”) when and only when Administrative Agent shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) each properly executed by each Lender and by a Responsible Officer of the signing Credit Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to Administrative Agent:

(a)           counterparts of this Amendment and the other Amendment Documents executed by the applicable Credit Parties;

(b)           a certificate of the Secretary of each Credit Party certifying that none of the resolutions, incumbency certificates and/or organizational documents of any Credit Party as Administrative Agent has previously required have been amended, modified or terminated since they were delivered, and certifying resolutions authorizing this Amendment; and

(c)           such documents and certifications as Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.    Representations and Warranties.  In order to induce Administrative Agent to enter into this Amendment, Borrower represents and warrants to Administrative Agent that the representations and warranties contained in Article 3 of the Original Agreement or any other Financing Document are true and correct on the Effective Date (including, for all purposes, after giving effect to the Amendment Documents), except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

ARTICLE V

MISCELLANEOUS

Section 5.1.    Ratification of Agreements.  The Original Agreement as hereby amended is hereby ratified and confirmed in all respects.  The other Financing Documents, as they may be amended or affected by the Amendment Documents, are hereby ratified and confirmed in all respects.  Any reference to the Credit Agreement in any Financing Document shall be deemed to be a reference to the Original Agreement as hereby amended.  The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, or any other Financing Document nor constitute a waiver of any provision of the Credit Agreement, or any other Financing Document.

Section 5.2.    Survival of Agreements.  All representations, warranties, covenants and agreements of any Credit Party herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by any Credit Party hereunder or under the Credit Agreement to Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of such Credit Party under this Amendment and under the Credit Agreement.

Section 5.3.    Financing Documents.  This Amendment and the other Amendment Documents are each a Financing Document, and all provisions in the Credit Agreement pertaining to Financing Documents apply hereto and thereto.

Section 5.4.    Governing Law.  This Amendment shall be governed by and construed in accordance with the Laws applicable to the Credit Agreement.

Section 5.5.    Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WARREN RESOURCES, INC.

By:	/s/ Timothy A. Larkin
Name: Timothy A. Larkin
Title: Executive Vice President and Chief Financial Officer

GE BUSINESS FINANCIAL SERVICES INC., FKA Merrill Lynch Business Financial Services Inc., as Administrative Agent and a Lender

	By:	/s/ Mathew A. Toth III
		Name:	Mathew A. Toth III
		Title:	Divisional President

BANK OF SCOTLAND PLC, as a Lender

	By:	/s/ Julia R. Franklin
		Name:	Julia R. Franklin
		Title:	Assistant Vice President

CAPITAL ONE, N.A., as a Lender

	By:	/s/ David R. Reid
		Name:	David R. Reid
		Title:	Senior Vice President

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Monte E. Deckert
	Name:	Monte E. Deckert
	Title:	Senior Vice President

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ James Whitmore
	Name:	James Whitmore
	Title:	Managing Director

COMERICA BANK, as a Lender

By:	/s/ Peter L. Sefzik
	Name:	Peter L. Sefzik
	Title:	Senior Vice President

Signature Page

Consent and Agreement to First Amendment to

Amended and Restated Credit Agreement dated as of May 12, 2009

The undersigned each hereby (a) consents to the provisions of this First Amendment to Amended and Restated Credit Agreement dated as of May 12, 2009, among Warren Resources, Inc., a Maryland corporation, GE Business Financial Services Inc., FKA Merrill Lynch Business Financial Services Inc., as Administrative Agent, and the Lenders party thereto and the transactions contemplated herein and hereby, (b) ratifies and confirms the Amended and Restated Guaranty dated as of November 19, 2007 made by it in favor of GE Business Financial Services Inc., FKA Merrill Lynch Business Financial Services Inc., as Administrative Agent, and the other Financing Documents to which it is a party and (c) agrees that its obligations and covenants under the Financing Documents are unimpaired hereby and shall remain in full force and effect.

WARREN RESOURCES OF CALIFORNIA, INC.

By:	/s/ Timothy A. Larkin
Name: Timothy A. Larkin
Title: Vice President and Treasurer

WARREN E&P, INC.

By:	/s/ Norman F. Swanton
Name: Norman F. Swanton
Title: Chairman & Chief Executive Officer

Consent and Agreement